                                                                     Exhibit (j)

                          Independent Auditors' Consent

The Shareholders and Board of Trustees of
Consulting Group Capital Markets Funds:

We consent to the incorporation by reference, in this registration statement, to our reports dated October 13, 2003, on the statements of assets and liabilities, including the schedules of investments, for the Consulting Group Capital Markets Funds ("Funds") as of August 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for the periods indicated in the Annual Reports. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

                                                                      KPMG LLP


New York, New York
December 29, 2003